Exhibit 23.4

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated February 15, 2021, included as part of the consolidated financial statements of Evolve Transition Infrastructure LP as of December 31, 2020, in the Registration Statement on Form S-3 and related Prospectus of Evolve Transition Infrastructure LP.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

By:	/s/ Eric T. Nelson
Name: Eric T. Nelson, P.E.
License: TBPE License No. 102286
Title: Managing Senior Vice President

Houston, Texas

March 19, 2021

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110